UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2013

TAO MINERALS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-51922	n/a
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Officina 301 Edeficio El Crusero, Carrera 48, 12 Sur – 148 Medellin, Columbia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 0115-304-2330

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 15, 2013, we dismissed Malone Bailey LLP, Certified Public Accounting Firm, the independent registered principal accountants of our company. The decision to dismiss Malone Bailey LLP was recommended and approved by our board of directors, which acts as our audit committee.

During the company’s two most recent fiscal years or any subsequent interim period preceding the termination of Malone Bailey LLP, there were no disagreements with Malone Bailey LLP, which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone Bailey LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Malone Bailey LLP, as our principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles. Further there were no other reportable events, as contemplated by Item 304(a)(1)(v) of Regulation S-K, during the two most recent fiscal years and the interim period up to the date of termination.

We provided Malone Bailey LLP, with a copy of this disclosure before its filing with the SEC. We requested that Malone Bailey LLP, provide us with a letter addressed to the SEC stating whether or not they agree with the above statements. A copy of the letter provided from Malone Bailey LLP is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On May 15, 2013, our board of directors approved and authorized the engagement of Monte C. Waldman, CPA as our independent public accountant.

Prior to engaging Monte C. Waldman on May15, 2013, Monte C. Waldman did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting firm from Malone Bailey LLP, to Monte C. Waldman.

Item 9.01	Financial Statements and Exhibits

16.1	Letter from Malone Bailey LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO MINERALS LTD.

/s/ JAMES SIKORA
JAMES SIKORA
President, Chief Financial Officer and Director
Date: June 6, 2013